EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following registration statements and related prospectuses of Stanley Black & Decker, Inc. and subsidiaries (the “Company”) of our reports dated February 27, 2018 with respect to the consolidated financial statements and schedule of the Company, and the effectiveness of internal control over financial reporting of the Company, included in this Annual Report (Form 10-K) for the fiscal year ended December 30, 2017:

•	Registration Statement (Form S-8 No. 2-93025)

•	Registration Statement (Form S-8 No. 2-96778)

•	Registration Statement (Form S-8 No. 2-97283)

•	Registration Statement (Form S-8 No. 33-16669)

•	Registration Statement (Form S-8 No. 33-55663)

•	Registration Statement (Form S-8 No. 33-62565)

•	Registration Statement (Form S-8 No. 33-62575)

•	Registration Statement (Form S-8 No. 333-42346)

•	Registration Statement (Form S-8 No. 333-42582)

•	Registration Statement (Form S-8 No. 333-64326)

•	Registration Statement (Form S-8 No. 333-162956)

•	Registration Statement (Form S-4 No. 333-163509)

•	Registration Statement (Form S-8 No. 333-165454)

•	Registration Statement (Form S-8 No. 333-179699)

•	Registration Statement (Form S-8 No. 333-190267)

•	Registration Statement (Form S-8 No. 333-219984)

/s/ Ernst & Young LLP
Hartford, Connecticut
February 27, 2018